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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the 1995 Employee Stock Option Plan, 1995 Nonemployee Director Stock Incentive Plan, 1995 Employee Stock Purchase Plan and the 1997 Stock Incentive Plan of Cutter & Buck Inc. of our report dated June 15, 1999, with respect to the consolidated financial statements and schedule of Cutter & Buck Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 1999.

                                          ERNST & YOUNG LLP

Seattle, Washington
June 18, 1999

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